UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2017, Endurance International Group Holdings, Inc. (the “Company”) and Katherine Andreasen mutually agreed that effective September 1, 2017, Ms. Andreasen will no longer serve as the Company’s Chief Administrative Officer and Chief People Officer. Ms. Andreasen will remain with the Company in order to facilitate the transition of her responsibilities until November 1, 2017, at which time her employment with the Company will end. The termination of Ms. Andreasen’s employment will be treated as a termination without cause under the terms of her employment agreement with the Company dated March 7, 2016.

On June 26, 2017, in consideration of Ms. Andreasen’s contributions to the Company, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a modification to Ms. Andreasen’s outstanding restricted stock and restricted stock unit awards to accelerate the vesting on a total of 83,200 shares of common stock to November 1, 2017.

On June 26, 2017, in connection with Kenneth Surdan’s previously announced resignation as the Company’s Chief Product Officer and in consideration of his efforts to support the transition of his responsibilities, the Compensation Committee approved a modification to Mr. Surdan’s outstanding restricted stock unit awards to accelerate the vesting on a total of 50,676 shares of common stock to July 16, 2017, the effective date of his resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
Date: June 27, 2017
/s/ Marc Montagner
(Signature)
Name: Marc Montagner
Title: Chief Financial Officer